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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               TELXON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               TELXON CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

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
                                [TELXON LOGO]
                            3330 West Market Street
                               Akron, Ohio 44333

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     Notice is hereby given that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Telxon Corporation (the "Company") will be held at the Ramada Plaza Hotel, 20 West Mill Street, Akron, Ohio 44308, at 10:00 A.M., E.D.T., on Wednesday, September 18, 1996, for the following purposes:

          (1) To elect two directors of the Company to hold office until the 1999 annual meeting of stockholders or until their successors are elected and qualified; and

          (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only holders of record of the Common Stock of the Company at the close of business on August 8, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Information relating to the matters to be considered at the Annual Meeting is set out in the Proxy Statement accompanying this Notice.

                                            By Order of the Board of Directors,

                                            ROBERT A. GOODMAN
                                            Secretary

August 20, 1996

                  PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN
                IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR
                  NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING

                      1996 ANNUAL MEETING OF STOCKHOLDERS

                                [TEXLON LOGO]

                            3330 West Market Street
                               Akron, Ohio 44333

                               ------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Telxon Corporation, a Delaware corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Ramada Plaza Hotel, 20 West Mill Street, Akron, Ohio 44308, at 10:00 A.M., E.D.T., on Wednesday, September 18, 1996. Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on August 8, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had 16,092,142 shares of Common Stock (each, a "Share") outstanding. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about August 22, 1996.

                         VOTING RIGHTS AND REQUIREMENTS

     The Company's Restated Certificate of Incorporation (the "Charter") provides that stockholders are entitled to one vote for each Share held, except that in the election of directors each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of Shares held multiplied by the number of directors to be elected (two), all of which votes may be cast for a single nominee or distributed among any or all of the nominees. All votes represented by proxy will be cast for the two nominees named herein unless authorization to do so is withheld by a stockholder. Proxies cannot be voted for more nominees than the number of directors to be elected (two).

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke such proxy prior to the closing of the polls at the Annual Meeting or any adjournment thereof. A proxy may be revoked by a writing stating that the proxy is revoked, by a subsequent proxy, or by attendance at the Annual Meeting and voting in person.

     A majority of the outstanding Shares, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

     Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting, provided a quorum is present. Votes that are withheld with respect to the election of directors are excluded from the vote and have no effect on the outcome.

     As to any matter other than the election of directors, Shares represented in person or by proxy at the Annual Meeting that the holder or the holder's proxy abstains from voting as to that matter are considered in determining the minimum number of shares required to be affirmatively voted for approval of such matter. As a result, an abstention from voting on such a matter has the same effect as a negative vote on the matter. Broker non-votes are not counted for purposes of determining the number of Shares represented at the meeting of stockholders with respect to the particular matter for which voting instructions were not given by the beneficial owner.

     The Board of Directors does not intend to bring any other business before the meeting and knows of no other matters to be brought before the Annual Meeting. However, as to any other business that properly may be brought before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons holding such proxies. Any such item of other business will require for its approval the affirmative vote of the holders of a majority of the Shares represented in person or by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may, in the case of amendments to the Charter or other extraordinary subject matters, be required under the Delaware General Corporation Law or the Charter.

                             ELECTION OF DIRECTORS

GENERAL

     At the Annual Meeting, two directors are to be elected to hold office for terms expiring at the 1999 annual meeting of stockholders. Robert F. Meyerson and Norton W. Rose have been nominated by the Board of Directors for election as such directors. The terms of the remaining five directors of the Company will continue after the Annual Meeting. The nominees elected at the Annual Meeting shall hold office until their successors have been elected and qualified. The Shares represented by the enclosed proxy will be voted for the election of each of Messrs. Meyerson and Rose unless the proxy is marked so as to withhold authority to vote for such nominees. The Company does not know of any reason that the nominees will be unable to serve. If either of the nominees is unable to serve, then the proxies may be voted for such substitute(s) as may be nominated by the Board of Directors.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

     Set forth below as to each nominee and each continuing director are their respective principal occupations and business experience during the past five years and all positions held with the Company, including the year each first became a director of the Company.

     The following persons have been nominated for election by the stockholders as the class of directors whose term expires in 1999:

          Robert F. Meyerson, age 60, has been the Chief Executive Officer of the Company since October 1992, Chairman of the Board of Directors of the Company since November 1981 and a director of the Company since November 1977. He was the Company's Chief Executive Officer from August 1978 to May 1985 and its President from August 1978 to November 1981. Mr. Meyerson was Chairman of the Board of Basicomputer Corporation (business computer sales, integration and network services; "Basicomputer") from January 1984 until it was acquired in September 1993 by The Future Now, Inc. (since consolidated into Intelligent Electronics). From June 1985 through October 1992, he was Chief Executive Officer of Accipiter Corporation (consulting firm).

          Norton W. Rose, age 67, has been President and principal/owner of Norton W. Rose & Co., Cleveland, Ohio (consulting firm) since August 1990, Chairman of the Board of Premier Travel (formerly Prescott Travel) since July 1991, and Executive Vice President of Creative Art Activities, Inc. (craft kit manufacturer) since January 1994. He has served as a director of Cohesant Technologies Inc. (manufacturer of specialty chemicals and application equipment) since July 1994. Mr. Rose has been a director of the Company since October 1990.

     The other members of the Board of Directors whose terms of office will continue after the Annual Meeting are the following:

          Frank E. Brick, age 48, became President and Chief Operating Officer of the Company in June 1996 and a director of the Company in July 1996. He had previously served the Company as President and Chief Operating Officer, Telxon International from February 1995 to June 1996 and as Senior Executive Vice President from October 1993 to February 1995. From 1985 to September 1993, Mr. Brick was President, and from 1988 to September 1993, was Chief Executive Officer and a director, of Basicomputer. His current term expires at the 1997 annual meeting.

          Robert A. Goodman, age 61, has been the Company's General Counsel since 1979 and Secretary since 1983. He has been senior partner of Goodman Weiss Miller Goldfarb, a Cleveland, Ohio law firm, since 1986. Mr. Goodman has been a director of the Company since October 1991. His current term expires at the 1997 annual meeting.

          Raj Reddy, PhD, age 59, has been Dean of the School of Computer Science, and Herbert A. Simon University Professor, at Carnegie Mellon University since July 1992. Since 1984 he had held the rank of University Professor and for eleven years prior to that time held the rank of Professor of Computer Science. He has been the Director of The Robotics Institute at Carnegie Mellon since 1980. He also serves as a consultant in the area of computer science, robotics and related disciplines. Dr. Reddy has been a director of the Company since April 1987. His current term expires at the 1997 annual meeting.

          John H. Cribb, age 63, has been Vice Chairman of the Company's Board of Directors and Chairman, Telxon International since January 1995. From January 1993 to January 1995 he served the Company as President, International, and from January 1990 to January 1993, as Senior Vice President, International Operations. Mr. Cribb was a Vice President of the Company and Managing Director of Telxon Limited, the Company's United Kingdom subsidiary, from 1982 to 1990. He has been a director of the Company since January 1995. His current term expires at the 1998 annual meeting.

          Richard J. Bogomolny, age 61, retired as Chairman of the Board and Chief Executive Officer of First National Supermarkets, Inc., in January 1992, positions which he held since June 1975. Since May of 1992, Mr. Bogomolny has been a member of the Supervisory Board (board of directors) of Royal Ahold n.v., the Netherland's largest food retailer with operations also in the United States (Stop-N-Shop Cos. New England, Finast, BI-LO, Giant, Tops and Edwards), Portugal, Spain, Thailand and the Czech Republic. For ten years prior to his retirement he was a board member of the Food Marketing Institute, the industry's international trade association. Mr. Bogomolny has been a director of the Company since August 1995, and his current term expires at the 1998 annual meeting.

INFORMATION RELATING TO THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company met 15 times during the fiscal year ended March 31, 1996 ("Fiscal 1996"). Each incumbent director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and the committees on which he served that were held during the year. The Board of Directors has an Audit Committee, a Compensation and Organization Committee, a Stock Option and Restricted Stock Committee and a Nominating Committee. The general function of each committee, the identity of each committee's members and the number of meetings held by each committee during Fiscal 1996 are set forth below.

     Audit Committee. The Audit Committee held five meetings during Fiscal 1996. The primary functions of the Committee are to evaluate the performance and fees of the Company's independent auditors, review the annual audit and the Company's internal accounting controls with the independent auditors, review the results of the audit with management, consult with management with respect to the Company's internal accounting controls and other operating systems, review all related party transactions on an ongoing basis and review potential conflict of interest situations where appropriate. The current members of the Audit Committee are Messrs. Bogomolny, Goodman and Rose and Dr. Reddy.

     Compensation and Organization Committee. The Compensation and Organization Committee held three meetings during Fiscal 1996. The primary functions of the Committee are to evaluate and improve the Company's organizational structure and staffing and to review the remuneration arrangements of the Company's senior management. The current members of the Compensation and Organization Committee are Messrs. Bogomolny and Rose and Dr. Reddy.

     Nominating Committee. The Nominating Committee held one meeting during Fiscal 1996. The primary function of the Committee is to advise the Company's Board of Directors as to nominees for election thereto. The current members of the Nominating Committee are Messrs. Meyerson and Rose. In order for a stockholder to nominate persons for election as directors at an annual meeting, the Charter requires the stockholder to submit a written recommendation to the Secretary of the Company not less than ninety days prior to the first anniversary of the date of the last annual meeting. Such recommendation must contain certain information specified in the Charter concerning the nominating stockholder and each of his or her nominees. The recommendation must also state that the nominating stockholder is on the date of such notice a stockholder of record of the Company entitled to vote generally in the election of directors and that he intends to appear in person at the meeting of the Company's stockholders at which directors are to be elected to nominate the person(s) specified in the notice of recommendation.

     Stock Option and Restricted Stock Committee. The Stock Option and Restricted Stock Committee held nine meetings during Fiscal 1996. The primary function of the Committee is to administer the Company's employee stock option, restricted stock and stock purchase plans. The current members of the Compensation and Organization Committee are Messrs. Goodman and Rose.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Norton W. Rose is a director and Chairman of the Compensation and Organization Committee. Premier Travel Partners ("Premier"), in which members of Mr. Rose's immediate family own in the aggregate an approximately 11 percent interest, has served as the Company's travel agency since January 1994 under an annually renewable contract subject to termination by either party upon written notice to the other 90 days prior to the contract's December 31 anniversary date. Premier was originally selected by the Company from among seven companies that submitted service proposals to the Company. Under the contract, the Company is entitled to all commissions with respect to air travel arranged by Premier for the Company, and Premier receives a fixed monthly management fee plus a per transaction fee. During Fiscal 1996, the commissions received by the Company totaled $392,902, and the fees paid to Premier, $235,544. For April through June, 1996, $108,764 in commissions have been received by the Company, and $59,527 in fees have been paid to Premier.

     Robert A. Goodman, a director and Secretary of the Company, was a member of the Compensation and Organization Committee during Fiscal 1996 through August 1995. Over the full fiscal year, the Company paid to the law firm of Goodman Weiss Miller Goldfarb, of which Mr. Goodman is senior partner, $1,867,608 for legal services and $160,734 in reimbursement of expenses. It is anticipated that payments will continue to be made to said firm in the future for additional services.

COMPENSATION OF DIRECTORS

     Cash Compensation. The Company's non-employee directors each receive an annual fee, which, through August 31, 1995, was at an annual rate of $20,000 and, effective September 1, 1995, increased to $50,000 per year. The non-employee directors also receive $2,500 plus travel expenses for each directors' meeting attended ($1,250 for a telephonic meeting), and $2,500 for each Audit Committee or Compensation and Organization Committee meeting attended, unless the committee and the full Board meet on the same day, in which event compensation in the amount of $1,250 is paid for attendance at such committee meeting.

     For the period April 1, 1995 through August 31, 1995, the Company also paid the following consulting fees to its non-employee directors: Mr. Goodman received $4,167 for strategic advisory services; Mr. Rose received $12,500 for human resources advisory services; and Dr. Reddy received $10,417 for technology advisory services. These consulting arrangements were discontinued effective as of the September 1, 1995 increase in the directors' annual fee.

     Messrs. Meyerson, Brick and Cribb, by reason of also being employees of the Company, do not receive any compensation from the Company for their services as directors (see the Summary Compensation Table under "EXECUTIVE COMPENSATION" below for the compensation paid to them in their capacities as executive officers of the Company).

     Stock Options. Directors who are not employees of the Company or a subsidiary receive options to purchase Shares under the Company's 1990 Stock Option Plan for Non-Employee Directors, as amended (the "Directors' Plan"). Under the Directors' Plan, each independent director is automatically granted an option to purchase 25,000 Shares upon first being elected to the Board and annually thereafter is also automatically granted a 10,000 Share option during his or her continued service on the Board. Each option has a seven-year term and an option price per Share equal to the closing sales price of the Common Stock as reported on The Nasdaq Stock Market's National Market ("Nasdaq NNM") on the trading day immediately preceding the date of grant. The initial 25,000 Share grants become exercisable in equal thirds on each of the first three anniversaries of their grant date, whereas the additional 10,000 Share grants become exercisable in full on the third anniversary of their grant date. The options terminate three months following the optionee no longer being a director of the Company, six months following death and one year following disability.

                    REPORT OF BOARD COMPENSATION COMMITTEES
                           ON EXECUTIVE COMPENSATION

     The Compensation and Organization Committee of the Board of Directors (the "Committee") recommends, subject to the full Board's approval (except as to stock option and restricted stock grants, which are administered by the Stock Option and Restricted Stock Committee), the compensation of the Company's executive officers. The Committee is currently composed of three independent directors. One of the Committee members and the Company's fourth independent director serve as the Stock Option and Restricted Stock Committee.

COMPENSATION POLICIES

     The Company operates in the competitive and rapidly changing environment of high technology businesses. The Committee seeks to establish compensation policies that will allow the Company flexibility to respond to fluctuations in the already dynamic business environment in which it operates and competes. The Company's compensation philosophy thus is based upon the belief that achievement in this environment can only be accomplished by attracting, retaining and motivating highly energized, entrepreneurial-minded, talented, creative and goal-oriented people. To achieve this, the Company has not used a quantitative method or mathematical formula in setting elements of compensation. The Committee exercises discretion and considers all elements of executive compensation to provide the impetus and challenge for its key officers, employees and associates. The Committee has access to and does study a variety of surveys, reports and data which reflect compensation of executives in other industrial sectors, and particularly in the technology world in which it operates, including its direct and indirect competitors, vendors, customers and other technology businesses from which it has attracted, and wishes to continue to attract, the highest qualified people.

     While the Committee considers such compensation data, the Committee does not attempt to establish any self-selected peer group for compensation purposes or to fix the Company's executive compensation levels at a defined percentile of any such self-selected peer group. Rather, such data forms a part of the total mix of information which the Committee evaluates in arriving at compensation levels deemed necessary to effectively compete for highly qualified people in the technology sector.

COMPENSATION COMPONENTS

     The Company's executive officers are compensated with a base salary together with eligibility for short-term performance bonuses and long-term incentive awards. The Committee assesses past and current as well as anticipated future performance and contribution in its consideration of the total compensation package (earned or potentially available) for each executive officer.

     Salary. The salaries of executive officers are determined by the Committee generally on the basis of one to three year employment agreements which encompass base salaries consistent with the Company's stated policy and philosophy of competing for highly qualified people in the technology sector.

     Bonus. The Committee reviews and approves an executive bonus plan for each fiscal year under which each executive officer is eligible for a bonus computed as a percentage of base salary, generally structured to reflect the officer's individual performance and the Company's performance in the forthcoming year. Criteria typically include revenue, profitability, and stock performance, to none of which are any particular weights assigned, as well as additional, more subjective bases. No bonuses were awarded by the Committee under the executive bonus plan for Fiscal 1996 to any of the executive officers named in the Summary Compensation Table under "EXECUTIVE COMPENSATION" below, although John H. Cribb did receive incentive compensation in respect of Fiscal 1996 based upon historical criteria relating to the performance of the Company's International Division.

     Awards of Stock Options and Restricted Stock. Awards of stock options, and in certain instances restricted stock grants, under the Company's 1990 Stock Option Plan and 1992 Restricted Stock Plan, are designed not only to provide additional incentive for the performance and continued employ of the individual officers, but also to more fully align their long-term interests with that of the Company and the Company's stockholders. The Stock Option and Restricted Stock Committee selects the officers to receive stock option and restricted stock awards, and determines the number of shares of each such award. The size of the grants and the frequency thereof is generally intended by the Stock Option and Restricted Stock Committee to reflect the significance of the executive's position, performance, continued tenure with the Company and anticipated contributions to its growth.

     The option program generally utilizes a three year vesting period, an eight or ten year term and an exercise price equal to the closing market price of the underlying stock. These options are to provide value to the officer only to the extent that the price of the Company's Common Stock increases thereafter during the term of employ.

     The grant of restricted stock has been significantly less frequent and utilized only for those members of the executive officer group who are considered by the Board of Directors to be individuals upon whom the Company is most reliant for its anticipated future success and achievement. These grants typically are subject to forfeiture during a five year period, thereby providing an additional incentive to the officer to remain with the Company. No grants of restricted stock were made in Fiscal 1996.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Although the compensation philosophy and policies of the Company are applicable to all executive officers, including Robert F. Meyerson, the Chief Executive Officer, Mr. Meyerson's current compensation package, including the consulting arrangements with Accipiter described in detail under "RELATED PARTY TRANSACTIONS" below, was established under contracts negotiated following the request of the independent members of the Board of Directors in 1992 that he reduce his outside responsibilities in order to return to the Company in a full-time capacity, to function as the Chief Executive Officer and to create and implement a long-term strategic growth plan for the Company. During Fiscal 1996, the Stock Option and Restricted Stock Committee awarded Mr. Meyerson options to purchase 40,000 Shares, which vest over a three year period and have a term of ten years, and options to purchase an additional 300,000 Shares, which vest over a thirty-one month period and have a term of eight years.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     In 1993, the Internal Revenue Code was amended by the Omnibus Budget Reconciliation Act of 1993 ("OBRA") to limit to $1 million per year the deduction allowed to public companies for federal income tax purposes for compensation paid to their chief executive officer and four other most highly compensated executive officers. This deduction limit, which first became applicable to the Company in the fiscal year ended March 31, 1995 ("Fiscal 1995"), does not apply to compensation paid under a plan that meets certain requirements for "performance-based compensation." To qualify as "performance-based," (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more "outside directors"; (c) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment. The Board of Directors does not believe that OBRA will generally have an effect on the Company. Amendments to the Company's 1990 Stock Option Plan were approved by the Company's stockholders at the 1995 annual meeting which remove compensation resulting from the exercise of stock options granted under the Plan from the OBRA deduction limit. Employee salaries, bonuses and perquisites, and amounts which may be payable in the future under consulting arrangements, are subject to approval by the Committee, but will not be submitted to a vote of stockholders and, thus, will not be deductible to the extent that such payments are subject to and exceed the OBRA deduction limit. Otherwise, it is the Company's policy to structure, to the extent consistent with other important corporate objectives, its incentive compensation programs to satisfy the "performance-based compensation" OBRA exception and, thus, to preserve the full deductibility of all compensation paid thereunder.

        COMPENSATION AND ORGANIZATION               STOCK OPTION AND RESTRICTED STOCK
                  COMMITTEE                                     COMMITTEE
           Norton W. Rose, Chairman                    Robert A. Goodman, Chairman
                  Raj Reddy                                   Norton W. Rose
             Richard J. Bogomolny

                             EXECUTIVE COMPENSATION

     The following table shows all annual, long-term and other compensation for services rendered to the Company in all capacities paid or awarded during each of three most recently completed fiscal years to the Company's Chief Executive Officer and the other four executive officers of the Company at the end of Fiscal 1996 who received the highest combined salary and bonus compensation during that year.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                ANNUAL COMPENSATION                       AWARDS
                                        -----------------------------------      ------------------------
                                                                     OTHER       RESTRICTED                      ALL
         NAME AND                                                   ANNUAL         STOCK          STOCK         OTHER
         PRINCIPAL                                                  COMPEN-        AWARDS        OPTIONS       COMPEN-
         POSITION             YEAR       SALARY        BONUS        SATION         ($)(1)        (SHARES)      SATION(2)
- ---------------------------   ----      --------      --------      -------      ----------      --------      -------
Robert F. Meyerson            1996      $120,000(3)   $      0      $    0        $      0        340,000      $4,620
  Chairman of the Board       1995       120,000(3)          0           0               0        120,000       4,620
  and Chief Executive         1994       120,000(3)          0           0               0              0       4,997
  Officer
John H. Cribb                 1996       315,000       165,000(4)   84,251(5)            0         25,000      75,336
  Vice Chairman of the        1995       315,000       415,385(6)   84,577(7)      155,000(8)      49,000           0
  Board and Chairman,         1994       270,000       160,000(4)        0          43,750(9)           0           0
  International
William J. Murphy             1996       367,788(11)         0      55,325(12)           0        130,000       6,062
  President and               1995       281,250(13)   435,000(4)   80,661(14)     155,000(15)     90,000      11,832
  Chief Operating             1994       250,000       285,000(16)  81,261(17)     131,250(18)     10,000(19)   6,072
  Officer(10)
Frank E. Brick                1996       350,000             0           0               0              0       4,620
  President and Chief         1995       350,000             0           0               0              0       3,374
  Operating Officer,          1994       148,077(20)         0           0         543,750(21)     50,000           0
  Telxon International(10)
Dan R. Wipff                  1996       277,885(22)         0           0               0         11,250       4,187
  President and Chief         1995       399,038       186,611(23)       0               0              0      47,144
  Executive Officer, Telxon   1994       501,244             0           0               0          6,000(24)   4,997
  Products

- ---------------

 (1) The amounts shown are the dollar value of awards made under the Company's 1992 Restricted Stock Plan (the "Restricted Stock Plan") based on the closing sale price per Share as reported on the Nasdaq NNM for the respective dates of the awards. The vesting of each award is conditioned upon the awardee continuing to be employed by the Company on the applicable vesting date. The awards are subject to transfer restrictions during the respective vesting periods.

 (2) The amounts shown are matching contributions made by the Company under its Retirement and Uniform Matching Profit Sharing Plan, except that the full amount shown for Fiscal 1996 for Mr. Cribb was, and the amount shown for Fiscal 1995 for each of Messrs. Brick, Murphy and Wipff also includes $7,212, $43,389 and $2,524, respectively, paid pursuant to a one-time election to surrender accumulated unused vacation time.

 (3) The amount shown was paid to Mr. Meyerson exclusively for his services as Chairman, and no portion thereof represents compensation to Mr. Meyerson for his services as Chief Executive Officer. During each of the fiscal years shown, the Company paid Accipiter

     Corporation $840,000 in consulting fees and a $240,000 general administrative and overhead expense reimbursement, for services principally performed by Mr. Meyerson, as more fully described under "RELATED PARTY TRANSACTIONS".

 (4) The amount shown was earned under the executive bonus plan (or in the case of the amount shown for Mr. Cribb for Fiscal 1996, under historical criteria relating to the performance of the Company's International Division) in respect of the fiscal year shown but was paid during the immediately succeeding fiscal year.

 (5) Consists of a $64,237 contribution to a personal pension for Mr. Cribb, a $15,000 personal expense account allowance and $5,041 for life insurance.

 (6) The amount shown includes $256,835 in incentive compensation earned under his employment agreement during Fiscal 1995, $202,045 of which was paid during Fiscal 1995 and the remaining $54,790 of which was paid during Fiscal 1996; $79,000 in discretionary bonus awarded in respect of Fiscal 1995 and paid during Fiscal 1996; and $80,000 in discretionary bonus awarded in respect of the fiscal year ended March 31, 1994 ("Fiscal 1994") (in addition to the bonus shown in the table for Fiscal 1994) paid during Fiscal 1995 pursuant to an award made subsequent to the 1994 annual meeting and, accordingly, not reflected in the proxy statement issued with respect thereto as Fiscal 1994 compensation paid to Mr. Cribb.

 (7) Consists of a $68,000 contribution to a personal pension for Mr. Cribb and a $16,577 personal expense account allowance.

 (8) An aggregate of 10,000 Shares was awarded to Mr. Cribb, 4,000 of which have vested to date, with the remaining Shares vesting in 2,000 Share increments on July 17, 1997, 1998 and 1999.

 (9) An aggregate of 5,000 Shares was awarded to Mr. Cribb, all of which have vested.

(10) The offices shown were held by these individuals throughout Fiscal 1996. In June 1996, Mr. Brick succeeded Mr. Murphy as President and Chief Operating Officer of the Company, and Mr. Murphy became Senior Executive Vice President, Global Sales and Marketing.

(11) Includes $12,019 paid in recognition of Mr. Murphy's increased responsibilities during Fiscal 1995 as the result of his January 1995 promotion to President and Chief Operating Officer.

(12) Consists of $46,273 paid toward living expenses and $9,052 for automobile expenses.

(13) Includes $31,250 paid in Fiscal 1996 in recognition of Mr. Murphy's increased responsibilities as the result of his January 1995 promotion to President and Chief Operating Officer.

(14) Consists of $73,049 paid toward living expenses and $7,612 for automobile expenses.

(15) An aggregate of 10,000 Shares was awarded to Mr. Murphy, 4,000 of which have vested to date, with the remaining Shares vesting in 2,000 Share increments on July 17, 1997, 1998 and 1999.

(16) Includes $50,000 paid in respect of Mr. Murphy's promotion to President, North America Division and $235,000 earned under the executive bonus plan in respect of Fiscal 1994 and paid during Fiscal 1995.

(17) Consists of $78,045 in relocation expenses and $3,216 in automobile expenses.

(18) An aggregate of 15,000 Shares was awarded to Mr. Murphy, 9,000 of which have vested to date, with the remaining Shares vesting in 3,000 Share increments on May 18, 1997 and 1998.

(19) The number of Shares shown represents repriced options received by Mr. Murphy pursuant to his election to participate in the opportunity extended by the Company in September 1993 to all holders of options (other than then directors) under the Company's 1990 Stock Option Plan, in order to restore the incentive intended to be afforded by the Plan but lost due to the imbalance between the exercise prices under many of the Plan options then outstanding (equal to the respective market prices for the Company's Common Stock at the times they were granted) and the lower market prices which had prevailed for the Common Stock since October 1992, to exchange two outstanding options for one repriced option.

(20) Represents the salary earned by Mr. Brick during the portion of Fiscal 1994 after he joined the Company as an executive officer.

(21) An aggregate of 50,000 Shares was awarded to Mr. Brick, 20,000 of which have vested to date, with the remaining Shares vesting in 10,000 Share increments on October 27, 1996, 1997 and 1998.

(22) Includes $2,885 paid under Mr. Wipff's previous compensation arrangements.

(23) Includes $136,611 paid in connection with the July 1994 realignment of Mr. Wipff's executive responsibilities and $50,000 earned under the executive bonus plan in respect of Fiscal 1995 and paid during Fiscal 1996.

(24) This option, originally granted to Mr. Wipff in 1988 in his then capacity as a non-employee director of the Company in conjunction with similar grants to the Company's other then non-employee directors and scheduled to expire October 18, 1993, was extended, by vote of the Board of Directors during Fiscal 1994 prior to the expiration of its initial term and of the Company's stockholders at the 1994 annual meeting, for an additional five-year term expiring October 17, 1998. The extended option terminated by its own terms three months after Mr. Wipff's January 19, 1995 resignation from the Board.

EMPLOYMENT AGREEMENTS

     During Fiscal 1996, pending finalization of a new employment agreement, Mr. Brick continued to receive the same $350,000 annual base salary and to be eligible to receive incentive compensation in the discretion of the Board of Directors as provided under an employment agreement with the Company which expired March 31, 1995. The expired agreement also provided for incentive compensation, eligibility for grants of stock options and restricted stock and severance benefits of twelve months base salary in the event that Mr. Brick's employment was terminated by the Company other than for "cause". Effective July 1, 1996, Mr. Brick's rate of annual base salary was increased to $450,000 in recognition of his promotion to President and Chief Operating Officer.

     During Fiscal 1996, pending finalization of a new employment agreement, Mr. Cribb has continued to receive the same $315,000 annual base salary and to be eligible to receive incentive and bonus compensation in the discretion of the Board of Directors as provided under an employment agreement with the Company which expired March 31, 1995. The expired agree-ment also provided for incentive compensation based on the achievement of specified financial objectives and severance benefits of twelve months base salary in the event that Mr. Cribb's employment was terminated by the Company other than for "cause".

     Mr. Wipff has an employment agreement with the Company ending March 31, 1997, at a base salary of $275,000 per year, plus bonus compensation up to $150,000 per year subject to achievement of certain goals agreed to by Mr. Wipff and the Company's Chief Executive Officer and approved by the Board of Directors. Mr. Wipff's employment agreement also entitles him or his estate to certain benefits in the event of his permanent disability or death and to severance benefits in the event the Company terminates Mr. Wipff's agreement other than for "cause" in an amount equal to the greater of the remaining base salary due under the employment agreement or $250,000.

STOCK OPTIONS

     The following tables provide information with respect to options granted to, and exercises by, the persons indicated during Fiscal 1996 and the value of unexercised options held by such persons at the end of Fiscal 1996.

                          OPTION GRANTS IN FISCAL 1996

                                                    INDIVIDUAL GRANTS
                         ------------------------------------------------------------------------
                                       PERCENT OF
                                      TOTAL OPTIONS                                      GRANT
                         OPTIONS       GRANTED TO        EXERCISE                         DATE
                         GRANTED      EMPLOYEES IN         PRICE        EXPIRATION      PRESENT
NAME                    (SHARES)      FISCAL 1996      (PER SHARE)        DATE         VALUE(1)
- ------------------     ----------     -------------     -----------     ----------     ----------
Robert F. Meyerson        40,000            3.4%          $15.500(2)      5/18/05      $  351,840
                         300,000           25.3%          $20.125(3)      8/31/03       2,627,100
John H. Cribb             15,000            1.3%          $15.500(2)      5/18/05         131,940
                          10,000            0.8%          $22.250(4)     10/19/03          97,190
William J. Murphy         30,000            2.5%          $15.500(2)      5/18/05         263,880
                         100,000            8.4%          $20.000(5)     10/11/03         875,600
Frank E. Brick                --             --                --              --              --
Dan R. Wipff              11,250            0.9%          $15.500(2)      5/18/05          98,955

- ---------------

(1) Aggregate present value of the options granted during Fiscal 1996 as of the date of their grant, calculated using the Cox-Ross-Rubenstein binomial variation of the Black-Scholes option valuation model under the following assumptions: (a) based upon historical data concerning the exercise by employees of options for Shares granted under the Company's stock option plans and survey data concerning the experience of other companies, an executive may typically be expected to hold an option with a stated term of ten years for a period of six years, and with a stated term of eight years, for four years, prior to exercise; (b) the following stock price volatility (based on the changes in the market price for Shares over a period preceding the grant date equal to the applicable expected holding period assumed in (a) above) and interest rates (based on the published yield as of each grant date of Treasury Strips maturing as of the end of such assumed holding periods):

    GRANT DATE            VOLATILITY            INTEREST RATE
    ----------            ----------            -------------
      5/18/95                51.63%                  6.38%
      8/31/95                46.72%                  6.04%
     10/11/95                47.52%                  5.87%
     10/19/95                47.52%                  5.78%;

     and (c) a continuation of the $0.01 per Share annual dividend historically paid by the Company.

(2) Equal to the closing sale price for the Common Stock as reported on the Nasdaq NNM for the last trading day prior to the grant of these ten-year options on May 18, 1995.

(3) Equal to the closing sale price for the Common Stock as reported on the Nasdaq NNM for the last trading day prior to the grant of these eight-year options on August 31, 1995.

(4) Equal to the closing sale price for the Common Stock as reported on the Nasdaq NNM for the last trading day prior to the grant of these eight-year options on October 19, 1995.

(5) Equal to the closing sale price for the Common Stock as reported on the Nasdaq NNM for the last trading day prior to the grant of these eight-year options on October 11, 1995.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                                      AND
                         FISCAL YEAR-END OPTION VALUES

                                                                               FISCAL YEAR-END
                            EXERCISES DURING           ---------------------------------------------------------------
                               FISCAL 1996
                       ---------------------------         NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                         SHARES                                   OPTIONS                IN-THE-MONEY MONEY OPTIONS(2)
                       ACQUIRED ON        VALUE        -----------------------------     -----------------------------
NAME                    EXERCISE       REALIZED(1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ------------------    ------------     -----------     -----------     -------------     -----------     -------------
Robert F. Meyerson            --               --        144,985          320,000         $ 439,204        $ 995,000
John H. Cribb             33,500        $ 456,438         66,333           57,667         $ 591,498        $ 294,252
William J. Murphy             --               --        110,000          190,000         $ 988,750        $ 687,500
Frank E. Brick                --               --         33,333           16,667         $ 329,163        $ 164,587
Dan R. Wipff              40,000        $ 535,000         43,750           11,250         $ 497,656        $  64,688

- ---------------

(1) Excess of the closing price for the Common Stock as reported on the Nasdaq NNM for the last trading day prior to the date of exercise over the exercise price, multiplied by the number of Shares acquired upon exercise.

(2) Aggregate fair market value, based on the amount by which the closing sale price for the Common Stock as reported on the Nasdaq NNM for March 29, 1996 (the last trading day during Fiscal 1996) exceeded the exercise price, of all unexercised "in-the-money" (fair market value per Share in excess of exercise price) options then held.

                           RELATED PARTY TRANSACTIONS

     In October 1992, the Company's independent directors asked Robert F. Meyerson to accept the position of Chief Executive Officer, a position he had previously held from 1979 to 1985. Following his 1985 retirement from that office, he had continued to assist the Company only in his more limited role as Chairman. The Summary Compensation Table under "EXECUTIVE COMPENSATION" above sets forth the salary paid to Mr. Meyerson for his services as Chairman during Fiscal 1996. Mr. Meyerson has received that same salary as Chairman since September 1989 and has throughout been a director of the Company.

     The Company's consulting arrangements, described below, with Accipiter Corporation ("Accipiter"), a consulting firm owned by Mr. Meyerson's wife, are in lieu of any other compensation to Mr. Meyerson in his capacity as Chief Executive Officer of the Company. These arrangements were approved by the full Board of Directors (Mr. Meyerson abstaining) in order to secure Mr. Meyerson's full-time services for the Company in connection with his reassumption of the office of Chief Executive Officer in October 1992. Mr. Meyerson's obligations to the Company under the revised consulting arrangements constituted a full-time personal commitment by Mr. Meyerson. Accipiter has been providing various consulting services to the Company under a series of contracts which commenced during the fiscal year ended March 31, 1988.

     The contract governing the Company's consulting arrangements with Accipiter, the term of which expired March 31, 1996, required Accipiter's services to the Company to be principally performed by Mr. Meyerson and included all services that would customarily be performed by a Chief Executive Officer of a public company of the Company's size and character. For such services, Accipiter received from the Company a fee of $840,000 per year, plus $240,000 per year in reimbursement of Accipiter's general administrative and overhead expenses and reimbursement of its out-of-pocket expenses incurred on behalf of the Company. The contract provided for Accipiter to receive a liquidation benefit equal to three years' consulting fee in certain events, including a failure by Telxon to extend the agreement beyond March 31, 1996. Pending finalization of new contractual arrangements with Accipiter and/or Mr. Meyerson, the parties have continued to perform under the terms of the expired contract.

     As part of its five-year plan, Telxon 2000, announced in August 1995, the Company has established a program providing key employees and advisors with a long-term, entrepreneurial incentive opportunity to purchase stock in its technology subsidiaries, thereby more closely aligning their objectives with the long-term goals of the Company. Such investments are subject to certain risks and restrictions and are based on outside opinions of the subsidiary's market value. Purchases of stock made under the program since the implementation of the program during Fiscal 1996 included the following investments in the Company's Metanetics Corporation subsidiary: $409,984 by Accipiter, $30,772 by Frank E. Brick, the Company's President and Chief Operating Officer and a director, and $60,772 by William J. Murphy, the Company's Senior Executive Vice President, Global Sales and Marketing and formerly one of its directors. Loans in the following principal amounts, bearing interest at eight percent per annum and secured by the portion of the stock purchased with loan proceeds, were among those extended in connection with program investments during Fiscal 1996 and remain outstanding in full, plus interest: $279,987 to Accipiter, $16,618 to Mr. Brick and $16,618 to Mr. Murphy.

     During Fiscal 1996, the Board of Directors approved personal loans to Mr. Meyerson. The largest amount of such indebtedness outstanding during Fiscal 1996 was $269,041 (principal and interest). Repayments reduced the outstanding loan balance to zero in March 1996. Renewed borrowings of $250,000 in April 1996 and an additional $100,000 in June 1996 remained outstanding, plus accrued interest, at June 30, 1996. The above loans bore/bear interest at ten percent per annum through January 15, 1996 and, reflecting the decrease in the Company's borrowing costs, at eight percent thereafter.

     Under the terms of his employment agreement with the Company for Fiscal 1994, Mr. Murphy received a $200,000 interest-free loan from the Company on March 29, 1993, for his use in purchasing a home in connection with his then promotion to Executive Vice President, North American Operations and associated relocation to Akron. The loan, which was originally due April 1, 1994, has been extended by the Company. The largest amount of such indebtedness outstanding during Fiscal 1996 was $200,000, and at June 30, 1996, $150,000 remained outstanding. In addition, the Company has advanced certain withholding taxes owed by Mr. Murphy with respect to Shares awarded to him under the Restricted Stock Plan as shown in the Summary Compensation Table; the largest amount of such advances outstanding during Fiscal 1996 was $46,094, which remains outstanding.

     On December 3, 1993, and January 5, 1994, Mr. Brick received loans of $75,985 and $58,000, respectively, from the Company, for his use in payment of withholding and estimated tax obligations incurred with respect to Shares awarded to him under the Restricted Stock Plan as shown in the Summary Compensation Table. The loans are secured by the restricted stock and bear interest at two percent in excess of the prime rate, adjusted quarterly. The principal and accrued interest are due on October 27, 1996 or any earlier termination of Mr. Brick's employment. Mr. Brick is also required to make annual mandatory principal reductions with respect to these loans equal to 50 percent of any after-tax bonus received. The largest amount of such indebtedness outstanding during Fiscal 1996 was $164,005 (principal and interest). At June 30, 1996, Mr. Brick owed the Company $167,429 (principal and interest) in respect of such loans.

     For information concerning the legal fees paid and expenses reimbursed to Goodman Weiss Miller Goldfarb, of which Robert A. Goodman, one of the Company's directors and its Secretary, is senior partner, and concerning payments to Premier Travel Partners, which is 11 percent owned by members of the family of Norton W. Rose, also a Company director, see "ELECTION OF
DIRECTORS -- Compensation Committee Interlocks and Insider Participation."

                            STOCK PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns during the preceding five fiscal year period for the Company, the S&P 500 Index and the S&P High-Tech Composite Index assuming an initial investment of $100 and the reinvestment of all dividends when received. The information presented should not be interpreted as being necessarily indicative of future performance.

                          TOTAL RETURN TO SHAREHOLDERS


      MEASUREMENT PERIOD          TELXON                          S&P HIGH-TECH
    (FISCAL YEAR COVERED)       CORPORATION      S&P 500 INDEX   COMPOSITE INDEX
3/31/91                            100.00           100.00           100.00
3/31/92                            105.48           111.04           102.33
3/31/93                             43.54           127.95           112.44
3/31/94                             55.01           129.84           132.25
3/31/95                             64.86           150.05           167.36
3/31/96                             92.70           198.22           225.95

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the outstanding Shares, as of June 30, 1996, by all directors of the Company, by the executive officers of the Company named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. The Company does not believe it had any greater than five percent beneficial owners of its Shares at June 30, 1996.

                                                       SHARES BENEFICIALLY
                                                              OWNED
               NAME AND ADDRESS(1)                   ------------------------
               OF BENEFICIAL OWNER                    NUMBER       PERCENTAGE(2)
- -------------------------------------------------    ---------     ----------
Richard J. Bogomolny.............................       50,000           *
Frank E. Brick...................................       87,483(3)        *
John H. Cribb....................................       95,666(4)        *
Robert A. Goodman................................       97,390(5)        *
Robert F. Meyerson...............................      418,460(6)      2.6%
William J. Murphy................................      161,450(7)        *
Raj Reddy........................................       58,500(8)        *
Norton W. Rose...................................       45,500(9)        *
Dan R. Wipff.....................................       78,000(10)       *
All directors and executive officers as a group
  (10 persons)...................................    1,116,832(11)     6.7%

- ---------------

    * less than 1 percent

 (1) The address for the named individuals is 3330 West Market Street, Akron, Ohio 44333.

 (2) Computed based upon the 16,048,923 Shares outstanding as of June 30, 1996, as adjusted with respect to the Shares which may be acquired within 60 days by exercise of options by the person whose percentage ownership is being computed.

 (3) Includes 33,333 Shares which may be acquired within 60 days by exercise of options. Also includes 30,000 Shares awarded to Mr. Brick under the Restricted Stock Plan, which will vest in 10,000 Share increments on October 27, 1996, 1997 and 1998, provided that he is then employed by the Company, and are subject to transfer restrictions during the respective vesting periods.

 (4) Includes 1,000 Shares owned by Mr. Cribb's wife as to which Shares Mr. Cribb disclaims beneficial ownership and 79,666 Shares which may be acquired within 60 days by exercise of options. Also includes 8,000 Shares awarded to Mr. Cribb under the Restricted Stock Plan, 2,000 of which have vested since June 30, 1996, with the remaining Shares vesting in 2,000 Share increments on July 17, 1997, 1998 and 1999, provided that he is then employed by the Company, and being subject to transfer restrictions during the respective vesting periods.

 (5) Includes 8,900 Shares owned by Mr. Goodman's wife as to which Shares Mr. Goodman disclaims beneficial ownership and 78,500 Shares which may be acquired within 60 days by exercise of options.

 (6) Includes 127,750 Shares beneficially owned by Mr. Meyerson's wife (4,950 of which are held by Mrs. Meyerson as custodian for grandchildren under the Uniform Gifts to Minors Act) as to which Shares Mr. Meyerson disclaims beneficial ownership and 158,318 Shares which may be acquired within 60 days by exercise of options.

 (7) Includes 1,000 Shares owned by Mr. Murphy's wife as to which Shares Mr. Murphy disclaims beneficial ownership and 130,000 Shares which may be acquired within 60 days by exercise of options. Also includes 14,000 Shares awarded to Mr. Murphy under the Restricted Stock Plan, 2,000 of which have vested since June 30, 1996, 6,000 of which will vest in 3,000 Share increments on May 18, 1997 and 1998, and the remaining 6,000 of which will vest in 2,000 Share increments on July 17, 1997, 1998 and 1999, provided with respect to each of the foregoing installments that he is then employed by the Company, and all of which installments are subject to transfer restrictions during the respective vesting periods.

 (8) Includes 51,000 Shares which may be acquired within 60 days by exercise of options.

 (9) Includes 40,000 Shares which may be acquired within 60 days by exercise of options.

(10) Includes 17,500 Shares which may be acquired within 60 days by exercise of options.

(11) Includes 606,649 Shares which may be acquired within 60 days by exercise of options and 56,000 Shares awarded under the Restricted Stock Plan, of which 5,000 Shares have vested since June 30, 1996, and provided the respective awardees are then employed by the Company, 10,000 Shares will vest during the remaining portion of the current fiscal year ending March 31, 1997; 18,000 Shares, in each of the fiscal years ending March 31, 1998 and 1999; and 5,000 Shares, in the fiscal year ending March 31, 2000.

COMPLIANCE WITH SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that Kenneth W. Haver, a reporting officer, failed to file a Form 5 with respect to shares acquired through the Company's 401(k) plan during Fiscal 1996 subsequent to those reported in his Form 4 for February 1996. The Company does not believe it had any greater than ten percent beneficial owners at any time during Fiscal 1996 based on its records and because it has not received copies of, and is not otherwise aware of, any filings by any such beneficial owner with the Securities and Exchange Commission under Section 13 or 16(a) of the Exchange Act.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P. has been reappointed as the independent public accountants to examine the Company's financial statements for the fiscal year ending March 31, 1997. Coopers & Lybrand has served as the Company's independent auditors since October 1990. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

                            EXPENSE OF SOLICITATION

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company has retained Kissel-Blake Inc. to solicit proxies on behalf of the Board of Directors for a fee of $8,000 plus reimbursement of out-of-pocket expenses.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     In order for a stockholder proposal to be considered at the 1997 annual meeting of stockholders, the Charter requires that it be received by the Secretary of the Company at the Company's offices, 3330 West Market Street, Akron, Ohio 44333, no later than June 20, 1997. Each proposal submitted must contain certain information specified in the Charter about the proponent and the business matter to be proposed and a statement that the proponent is as of the date of such notice a stockholder of record. The stockholder must also state his intention personally to appear at the 1997 annual meeting of stockholders to present the proposal. Under Rule 14a-8 promulgated under the Exchange Act, in order for a stockholder proposal to be included in the proxy statement with respect to the 1997 annual meeting of stockholders, such proposal must be a proper subject for action at a stockholders meeting, the proposal and its proponent must satisfy the other requirements and conditions of Rule 14a-8, and the proposal must be received by the Secretary of the Company at the address set forth above not later than April 22, 1997.

                                            By Order of the Board of Directors,

                                            ROBERT A. GOODMAN
                                            Secretary

August 20, 1996

                                 [TELXON LOGO]

                     Proxy for Annual Meeting of September 18, 1996
             This Proxy is Solicited on Behalf of the Board of Directors
    P
         The undersigned hereby appoints Robert F. Meyerson, Frank E. Brick
    R and Norton W. Rose as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to
    O vote, as provided on the reverse side hereof, all of the Common Stock of Telxon Corporation held of record by the undersigned on August 8,
    X 1996, at the Annual Meeting of Stockholders to be held on September 18, 1996 or any adjournment thereof.
    Y



            Election of Directors, Nominees:                        (change of address)
            Robert F. Meyerson and Norton W. Rose                   ________________________________________________________
                                                                    ________________________________________________________
                                                                    ________________________________________________________
                                                                    ________________________________________________________
                                                                    (If you have written in the above space, please mark the
                                                                    corresponding box on the reverse side of this card.)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON REVERSE SIDE.

                                                                SEE REVERSE
                                                                    SIDE

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   PLEASE SIGN AND DETACH CARD ABOVE AND RETURN IT IN THE ENCLOSED ENVELOPE.

   X    PLEASE MARK YOUR                                         SHARES IN YOUR NAME
        VOTES AS IN THIS
        EXAMPLE.

1. Election of       FOR       WITHHELD                     2.   In their discretion, the Proxies are authorized to vote upon
   Directors         /   /      /   /                            such other business as may properly come before the meeting.
   (see reverse)

   For, except vote withheld from the following nominee(s):
   _______________________________________________________



                        Change
                          of      /  /
                        Address

                        Attend
                        Meeting   /  /
                                                                            NOTE: Please sign exactly
                                                                            as name appears hereon. Joint
                                                                            owners should each sign. When signing as
                                                                            attorney, executor,  administrator, trustee or
                                                                            guardian, please give full title as such.
                                                                            If a corporation, please sign in full
   SIGNATURE(S)________________________________________   DATE __________   corporate name by its president or other
                                                                            authorized officer. If a partnership, please sign
   SIGNATURE(S)________________________________________   DATE __________   in partnership name by an authorized person.






- --------------------------------------------------------------------------------
   PLEASE SIGN AND DETACH CARD ABOVE AND RETURN IT IN THE ENCLOSED ENVELOPE.